-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                            ----------------------

                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 14, 2000


                            ----------------------


                            HORIZON PHARMACIES, INC.
            (Exact name of Registrant as specified in its charter)

-------------------------------------------------------------------------------
          DELAWARE                       000-22403             75-2441557
      (State or other          (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                           Identification Number)
-------------------------------------------------------------------------------

     531 W. MAIN STREET
         SUITE 100                                               75020
      DENISON, TEXAS                                          (Zip code)
    (Address of principal
      executive offices)
-------------------------------------------------------------------------------

       Registrant's telephone number, including area code: (903) 465-2397

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

         On March 14, 2000, HORIZON Pharmacies, Inc., a Delaware corporation ("HORIZON"), entered into a Fulfillment and Guaranty Agreement (the "Agreement") with InformedScripts.com, Inc. ("Informed"). The Agreement provides that HORIZON shall be the exclusive fulfillment agent for all orders of home medical equipment, prescription drugs, over-the-counter drugs and over-the-counter health and beauty products received by Informed's Internet pharmacy for an initial period of approximately three years. Also, in exchange for being designated the exclusive fulfillment agent of Informed, HORIZON makes certain guarantees with respect to the sales of products to be sold by Informed and fulfilled by HORIZON and the net profits to be generated from such sales. The Agreement is effective until June 30, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)    EXHIBITS

       10.1 - Fulfillment and Guaranty Agreement, dated March 14, 2000, between HORIZON Pharmacies, Inc. and InformedScripts.com, Inc.

       99.1  -  March 31, 2000 Press Release

                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.


                                HORIZON PHARMACIES, INC.


                                By: /s/ John N. Stogner
                                   -------------------------------
                                        John N. Stogner
                                        Chief Financial Officer


Date: April 4, 2000

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                      EXHIBIT TITLE
-------                                     -------------

10.1    -    Fulfillment and Guaranty Agreement, dated March 14, 2000, between
             HORIZON Pharmacies, Inc. and InformedScripts.com, Inc.

99.1    -    March 31, 2000 Press Release